Exhibit 99
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NEWS FOR IMMEDIATE RELEASE

September 2, 2003                         For Further Information Contact:

                                          Paul M. Limbert
                                          President & CEO

                                          or

                                          Robert H. Young
                                          Executive VP & CFO

                                          (304) 234-9000
                                          NASDAQ Trading Symbol: WSBC
                                          Website: www.wesbanco.com

WesBanco Announces Resignation of Chairman
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Wheeling, WV. Paul M. Limbert, President & CEO of WesBanco, Inc., a
Wheeling, West Virginia based multi-state bank holding company, today announced that WesBanco's Chairman of the Board, James C. Gardill, submitted his resignation as Chairman and member of WesBanco, Inc.'s Board of Directors, as well as a member of various subsidiary boards of WesBanco effective August 31, 2003. Mr. Gardill will continue to represent WesBanco as its outside legal counsel.

Mr. Limbert stated "WesBanco has been extremely well served by Jim's leadership as a member of our board for over 23 years and as chairman for the past 13 years. While we regret Jim's decision to resign from our boards, we expect to continue seeking his advice and counsel on an ongoing basis as our general counsel. Jim's knowledge of bank regulatory matters, as well as his corporate law expertise have uniquely benefited our boards, senior management and shareholders for many years, and that service will continue. On behalf of WesBanco's Board of Directors, we wish Jim well in his personal and business pursuits, and thank him for his energy, countless hours of service, leadership, and his counsel over the past quarter century."

Mr. Gardill stated "I have enjoyed tremendously my tenure with WesBanco. As I noted in my letter of resignation, the current litigation environment coupled with a very risk averse insurance market for malpractice insurance in West Virginia, has made it impossible to maintain malpractice insurance coverage for my law firm and continue my other capacities with WesBanco. Even though such dual role is not prohibited by any law, rule, regulation or ethics rule, my law firm has been advised that its coverage will not continue unless I resign from my other capacities."




Mr. Gardill was elected as a non-employee Chairman by the Board of Directors in 1990 when WesBanco separated the position of chief executive officer and Chairman for corporate governance purposes. It is anticipated that the Board of Directors will consider the continuation of the position and the designation of a successor at its next regularly scheduled meeting in October.

WesBanco is a multi-state bank holding company presently operating through 72 banking offices and 105 ATM machines in West Virginia, Central and Eastern Ohio and Western Pennsylvania. WesBanco is the second largest bank holding company headquartered in West Virginia with the third overall deposit market share. Its banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc. and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco's discount brokerage operation.

Forward-looking statements in this press release relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with the company's most recent annual report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2002, as well as Form 10-Q for the prior quarter ended June 30, 2003 which are available at the SEC's website (www.sec.gov) or at WesBanco's website (www.wesbanco.com).
Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effect of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board and Federal Deposit Insurance Corporation; potential legislative and federal and state regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services, and/or other external developments materially impacting WesBanco's operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

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